AMENDMENT TO AGREEMENT PURSUANT TO DISTRIBUTION

AND SERVICE PLAN

This Amendment to Agreement Pursuant to Distribution and Service Plan (this “Amendment”) is made this             , 2020 by and between Great-West Funds, Inc., a Maryland corporation, (“Great-West Funds”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, Great-West Funds and Distributor are parties to that certain Agreement Pursuant to Distribution and Service Plan dated December 31, 2010, as amended (the “Agreement”); and

WHEREAS, Great-West Funds and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GWFS EQUITIES, INC.

By:	/s/ Mary C. Maiers	By:	/s/ Regina Mattie
Name:	Mary C. Maiers	Name:	Regina Mattie
Title:	Chief Financial Officer & Treasurer	Title:	Vice President

Schedule A

Funds

Great-West Ariel Mid Cap Value Fund

Great-West Bond Index Fund

Great-West Core Bond Fund

Great-West Core Strategies: Flexible Bond Fund

Great-West Core Strategies: Inflation-Protected Securities Fund

Great-West Core Strategies: International Equity Fund

Great-West Core Strategies: Short Duration Bond Fund

Great-West Core Strategies: U.S. Equity Fund

Great-West Emerging Markets Equity Fund

Great-West Global Bond Fund

Great-West High Yield Bond Fund

Great-West Inflation-Protected Securities Fund

Great-West International Growth Fund

Great-West International Index Fund

Great-West International Value Fund

Great-West Invesco Small Cap Value Fund

Great-West Large Cap Growth Fund

Great-West Large Cap Value Fund

Great-West Loomis Sayles Small Cap Value Fund

Great-West Mid Cap Value Fund

Great-West Multi-Sector Bond Fund

Great-West Real Estate Index Fund

Great-West S&P 500® Index Fund

Great-West S&P Mid Cap 400® Index Fund

Great-West S&P Small Cap 600® Index Fund

Great-West Short Duration Bond Fund

Great-West Small Cap Growth Fund

Great-West T. Rowe Price Mid Cap Growth Fund

Great-West U.S. Government Securities Fund

Great-West Lifetime 2015 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Lifetime 2060 Fund

Great-West SecureFoundation® Balanced Fund

Great-West SecureFoundation® Lifetime 2020 Fund

Great-West SecureFoundation® Lifetime 2025 Fund

Great-West SecureFoundation® Lifetime 2030 Fund

Great-West SecureFoundation® Lifetime 2035 Fund

Great-West SecureFoundation® Lifetime 2040 Fund

Great-West SecureFoundation® Lifetime 2045 Fund

Great-West SecureFoundation® Lifetime 2050 Fund

Great-West SecureFoundation® Lifetime 2055 Fund

Great-West SecureFoundation® Lifetime 2060 Fund

Great-West Aggressive Profile Fund

Great-West Conservative Profile Fund

Great-West Moderate Profile Fund

Great-West Moderately Aggressive Profile Fund

Great-West Moderately Conservative Profile Fund